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                                                                      EXHIBIT 21



              SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

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                                                               Jurisdiction of
                                                                Incorporation
                                                                 or Formation
                                                               ---------------
Cash America, Inc.                                             Delaware

Cash America, Inc. of Louisiana                                Delaware

Cash America, Inc. of North Carolina                           North Carolina

Georgia Cash America, Inc.                                     Georgia

Florida Cash America, Inc.                                     Florida

Cash America, Inc. of South Carolina                           South Carolina

Cash America, Inc. of Kentucky                                 Kentucky

Cash America, Inc. of Oklahoma                                 Oklahoma

Cash America, Inc. of Tennessee                                Tennessee

Cash America Pawn, Inc. of Ohio                                Ohio

Cash America, Inc. of Alabama                                  Alabama

Cash America, Inc. of Colorado                                 Colorado

Cash America, Inc. of Indiana                                  Indiana

Cash America of Missouri, Inc.                                 Missouri

Express Cash International Corporation                         Delaware

Cash America Holding, Inc.                                     Delaware

Cash America Pawn L.P.                                         Delaware

Cash America Management L.P.                                   Delaware

Vincent's Jewelers and Loan, Inc.                              Missouri

Mr. Payroll Corporation                                        Texas

Harvey & Thompson Limited                                      United Kingdom

CAII Pantbelaning Aktiebolag                                   Sweden

Svensk Pantbelaning AB                                         Sweden

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